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FOR IMMEDIATE RELEASE:  July 12, 2000

CONTACT:    Ted Sharp
            Chief Financial Officer
            Key Technology, Inc.
            (509) 529-2161

                         KEY TECHNOLOGY COMPLETES MERGER
                    WITH ADVANCED MACHINE VISION CORPORATION

                   KEY APPOINTS GENERAL MANAGER TO SRC VISION

WALLA WALLA, WA - Key Technology, Inc. (NASDAQ/NMS: KTEC), a world leader in process automation equipment primarily for the food processing industry, announced today that it has completed its previously announced merger with Advanced Machine Vision Corporation (NASDAQ:AMVC). The merger was approved by both Key and AMVC shareholders at special meetings of shareholders held on July 12, 2000.


AMVC is comprised of two subsidiaries--SRC VISION, Inc. and Ventek, Inc. SRC VISION, located in Medford, Oregon and Eindhoven, the Netherlands, designs and manufactures machine vision systems for the food processing industry and industrial markets including tobacco, plastics and pulp wood industries. Ventek, located in Eugene, Oregon, designs and assembles machine vision systems for automated inspection and process control in the plywood and wood panel industries.


As a result of the merger, SRC VISION will operate as a business unit of Key Technology and its activities will be integrated into the Company's existing organizational structure. The new business unit will focus on applications in the industrial processing markets, providing complete systems for automated inspection including both Key and SRC VISION products. Key's Automated Inspection Systems business unit will focus on applications in the food processing industry and will also offer products from both the Key and SRC VISION product lines. Products for both the AIS business unit and the SRC VISION business unit will be manufactured



                  150 Avery, Walla Walla, WA 99362-1668 U.S.A.
     Telephone: 509-529-2161 - Administration Fax: 509-522-3378 - Web Site:
                                 www.keyww.com
in Walla Walla at the Company's headquarters. Key will begin moving SRC VISION's manufacturing operations from Medford to Walla Walla later this year. The move is expected to be complete by February 2001. Key plans to operate Ventek, Inc. as a business unit at its current location in Eugene, Oregon.


"The combination of the existing capabilities of Key and AMVC clearly positions Key as the worldwide leader in our markets and expands our opportunities for growth in both the food and industrial processing industries," commented Thomas
C. Madsen, President and CEO.


"As a result of the merger completion, we will aggressively move forward with our plans to expand geographic and market sector sales coverage, allowing us to better respond to the needs of our current customers and to develop new business opportunities. In addition, our combined R&D organization will focus on the research and development of new technologies to improve our customers' quality, safety and productivity. As we integrate the operations of the two companies, we expect to realize the synergies of the combined organization by reductions in operating costs and redundant programs, combining sales and marketing programs, and pull-through sales of our Specialized Conveying Systems products."


Key also announced the appointment of Rod Larson to the positions of Vice President-General Manager of SRC VISION and Vice President-General Manager of Service. Mr. Larson has more than ten years of experience in competitive, global business and is intimately familiar with SRC VISION's business. Since last spring, he has held the position of Vice President of Sales and Marketing for SRC VISION with responsibility for sales management, development of marketing strategies, market research and communications, and applications development and engineering. From 1997 to 1999, Mr. Larson was General Manager of Frigoscandia, Inc., a subsidiary of FMC Corporation and manufacturer and supplier of freezing and refrigeration systems. Prior to that, he was Director of Business Integration for Frigoscandia. Previous roles with FMC include Director of Sales/Marketing and Manager of International Marketing, both in the Packaging and Material Handling Division, and Business Planner for FMC's Corporate Development.



                  150 Avery, Walla Walla, WA 99362-1668 U.S.A.
     Telephone: 509-529-2161 - Administration Fax: 509-522-3378 - Web Site:
                                  www.keyww.com

Mr. Larson earned his Bachelor of Science degree from Arizona State University, and his Master of Science degree in Materials Engineering from the University of Missouri-Rolla. He also holds an MBA from the Stanford Graduate School of Business. Mr. Larson has benefited from a wide range of experiences, having lived and worked in Latin America and Europe, and has traveled extensively in Asia-Pacific.


"Rod's knowledge of SRC VISION products and markets will provide a strong base of information and history from which to continue bringing these products to market. I believe his effective management style will facilitate the integration of the SRC and Key teams, and allow us to be successful in achieving the synergies we expect. Rod's vision for the combined company is strong and very much in line with the values and goals of Key's current leadership staff," commented Madsen.


Key Technology, an ISO-9000 certified company, is a leading designer and manufacturer of process automation systems, primarily for the food processing industry, which integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment. Key systems allow processors to improve quality, increase yield and reduce cost. With worldwide sales and service, the company maintains manufacturing facilities and demonstration laboratories in Beusichem, the Netherlands and Walla Walla, WA.


COMMENTS INCLUDED IN THIS DOCUMENT MAY INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS AS TO ANTICIPATED FUTURE RESULTS ARE BASED ON CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR DISCUSSED HERE. SUCH RISKS AND UNCERTAINTIES ARE DETAILED IN THE COMPANY'S ANNUAL REPORT ON EXHIBIT 99.1 OF THE FORM 10-K FILED WITH THE SEC IN DECEMBER 1999 AND ARE INCORPORATED HEREIN BY REFERENCE. THE COMPANY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE UPON ANY SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY DISCLAIMS ANY OBLIGATION SUBSEQUENTLY TO REVISE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.




    NOTE: NEWS RELEASES AND OTHER INFORMATION ON KEY TECHNOLOGY, INC. CAN BE
                   ACCESSED AT WWW.KEYWW.com on the Internet



                  150 Avery, Walla Walla, WA 99362-1668 U.S.A.
     Telephone: 509-529-2161 - Administration Fax: 509-522-3378 - Web Site:
                                  www.keyww.com